Exhibit 10.5

Dated July 30, 2018

Lease

relating to

Premises known as

Fourth Floor,

15 Ebenezer Street and 25 Provost Street,

London

N1 7NP

between

Moorfields Eye Hospital NHS Foundation Trust

and

MeiraGTx UK II Limited

LR1. Date of lease

LR2. Landlord’s title number(s)

LR3. Parties to this lease

Landlord

Moorfields Eye Hospital NHS Foundation Trust of Moorfields Eye Hospital, 162 City Road, London EC1V 2PD.

Tenant

MeiraGTx UK II Limited incorporated and registered in England and Wales with company number 9348737 whose registered office is at 92 Britannia Walk, London N1 7NQ.

LR4. Property

In the case of a conflict between this clause and the remainder of this lease then, for the purposes of registration, this clause shall prevail.

See the definition of Premises in clause 1.36 of this lease.

LR5. Prescribed statements etc

None

LR6. Term for which the Property is leased

The term as specified in this lease at clause 1.7 (‘The Contractual Term’).

LR7. Prohibitions or restrictions on disposing of this lease

This lease contains a provision that prohibits or restricts dispositions.

LR8. Rights of acquisition etc

LR8.1 Tenant’s contractual rights to renew this lease, to acquire the reversion or another lease of the Property, or to acquire an interest in other land

None

LR8.2 Tenant’s covenant to (or offer to) surrender this lease

None

LR8.3 Landlord’s contractual rights to acquire this lease

None

LR9. Restrictive covenants given in this lease by the Landlord in respect of land other than the Property

None

LR10. Easements

LR10.1 Easements granted by this lease for the benefit of the Property

See Part 1 Schedule 1

LR10.2 Easements granted or reserved by this lease over the Property for the benefit of other property

See Part 2 Schedule 1

LR11. Estate rentcharge burdening the Property

None

LR12. Application for standard form of restriction

None

THIS LEASE is made between the parties referred to in clause LR3 and the provisions that follow have effect subject to the provisions contained, and terms used, in clauses LR1 to LR12.

NOW THIS DEED WITNESSES as follows:

1	Definitions and interpretation

For all purposes of this lease the terms defined in this clause have the meanings specified.

1.1	‘1954 Act’

‘1954 Act’ means the Landlord and Tenant Act 1954 and all statutes, regulations and orders included by virtue of clause 1.39

1.2	‘1995 Act’

‘1995 Act’ means the Landlord and Tenant (Covenants) Act 1995 and all statutes, regulations and orders included by virtue of clause 1.39

1.3	‘Act of Insolvency’ means any of the following:

(a)	the taking of any step in connection with any voluntary arrangement or any other compromise or arrangement for the benefit of any creditors of the Tenant or any guarantor;

(b)	the making of an application for an administration order or the making of an administration order in relation to the Tenant or any guarantor;

(c)

the giving of any notice of intention to appoint an administrator, or the filing at court of the prescribed documents in connection with the appointment of an administrator, or the appointment of an administrator, in any case in relation to the Tenant or any guarantor;

(d)	the appointment of a receiver or manager or an administrative receiver in relation to any property or income of the Tenant or any guarantor;

(e)

the commencement of a voluntary winding-up in respect of the Tenant or any guarantor, except a winding-up for the purpose of amalgamation or reconstruction of a solvent company in respect of which a statutory declaration of solvency has been filed with the Registrar of Companies;

(f)	the making of a petition for a winding-up order or a winding-up order in respect of the Tenant or any guarantor;

(g)	the striking-off of the Tenant or any guarantor from the Register of Companies or the making of an application for the Tenant or any guarantor to be struck-off;

(h)	the Tenant or any guarantor otherwise ceasing to exist (but excluding where the Tenant or any guarantor dies); or

(i)	the making of an application for a bankruptcy order, the presentation of a petition for a bankruptcy order or the making of a bankruptcy order against the Tenant or any guarantor.

The paragraphs above shall apply in relation to a partnership or limited partnership (as defined in the Partnership Act 1890 and the Limited Partnerships Act 1907 respectively) subject to the modifications referred to in the Insolvent Partnerships Order 1994 (SI 1994/2421) (as amended), and a limited liability partnership (as defined in the Limited Liability Partnerships Act 2000) subject to the modifications referred to in the Limited Liability Partnerships Regulations 2001 (SI 2001/1090) (as amended).

Act of Insolvency includes any analogous proceedings or events that may be taken pursuant to the legislation of another jurisdiction in relation to a tenant or guarantor incorporated or domiciled in such relevant jurisdiction.

1.4	‘Building’

means the land and premises known as 15 Ebenezer Street and 25 Provost Street as the same is demised by the Superior Lease.

1.5	‘Common Parts’

the Building other than the Premises and the Lettable Units.

1.6	‘Conduits’

‘Conduits’ means the pipes, sewers, drains, mains, ducts, conduits, gutters, watercourses, wires, cables, laser optical fibres, data or impulse transmission, communication or reception systems, channels, flues and all other conducting media, including any fixings, louvres, cowls, covers and any other ancillary apparatus, in, on, over or under the Premises.

1.7	‘Contractual Term’

‘Contractual Term’ means a term of years commencing on 27 July 2018 until 24 May 2027.

1.8	‘Development’

References to ‘development’ are references to development as defined by the Town and Country Planning Act 1990 section 55.

1.9	‘End Date’

The last day of the Term (howsoever it arises).

1.10	‘Existing Lease’

The Lease of the Premises dated 6 July 2017 made between (1) the Landlord and (2) the Tenant.

1.11	Gender and number

Words importing one gender include all other genders; words importing the singular include the plural and vice versa.

1.12	‘Group Company’

In relation to any company, any other company within the same group of companies as that company within the meaning of section 42 of the 1954 Act

1.13	Headings

The clause, paragraph and schedule headings do not form part of this document and are not to be taken into account in its construction or interpretation.

1.14	‘Head Lease’

The lease of the Building made the 31st day of May 2002 between (1) J.F. Miller Properties Limited (2) and Islington and Shoreditch Housing Association Limited

1.15	‘Initial Rent’

‘Initial Rent’ means the sum of £132,468.80 per year and then as revised pursuant to this lease.

1.16	‘Insurance Rent’

‘Insurance Rent’ means the due proportion relating to the Premises of the sum payable by the Landlord to the Superior Landlord pursuant to clause 2.1.2 of the Superior Lease.

1.17	‘Insured Risks’

‘Insured Risks’ means the risks of loss or damage by fire, storm, tempest, earthquake, lightning, explosion, riot, civil commotion, malicious damage, terrorism, impact by vehicles and by aircraft and articles dropped from aircraft, other than war risks, flood damage and bursting and overflowing of water pipes and tanks, subsidence, landslip and heave, and such other risks, whether or not in the nature of the foregoing, as the Landlord or the Superior Landlord (as the case may be) acting reasonably from time to time decides to insure against.

1.18	‘Interest’

References to ‘interest’ are references to interest payable during the period from the date on which the payment is due to the date of payment, both before and after any judgment, at the Interest Rate then prevailing or, should the base rate referred to in clause 1.19 cease to exist, at another rate of interest closely comparable with the Interest Rate to be agreed between the parties or in default of agreement to be determined by a chartered accountant appointed by agreement between the parties or in default of agreement nominated by the President of the Institute of Chartered Accountants in England and Wales, acting as an expert and not as an arbitrator.

1.19	‘Interest Rate’

‘Interest Rate’ means the rate of 4% a year above the base lending rate of Barclays Bank Plc or such other bank being a member of the Committee of London and Scottish Bankers as the Landlord from time to time nominate in writing.

1.20	‘Interior Decorating Years’

‘Interior Decorating Years’ means every fifth year of the Term and during the last year thereof.

1.21	Interpretation of ‘consent’ and ‘approved’

1.21.1

References to ‘consent of the Landlord’ or words to similar effect are references to a prior written consent signed by or on behalf of the Landlord and references to the need for anything to be ‘approved by the Landlord’ or words to similar effect are references to the need for a prior written approval by or on behalf of the Landlord.

1.21.2

Any provisions in this lease referring to the consent or approval of the Landlord are to be construed as also requiring the consent or approval of any mortgagee of the Premises and any head landlord, where that consent is required under a mortgage or head lease in existence at the date of this document. Nothing in this lease is to be construed as imposing any obligation on a mortgagee or head landlord not to refuse any such consent or approval unreasonably.

1.22	Interpretation of ‘the Landlord’

The expression ‘the Landlord’ includes the person or persons from time to time entitled to possession of the Premises when this lease comes to an end.

1.23	Interpretation of ‘the last year of the Term’ and ‘the end of the Term’

References to ‘the last year of the Term’ are references to the actual last year of the Term howsoever it determines, and references to the ‘end of the Term’ are references to the end of the Term whensoever and howsoever it determines.

1.24	Interpretation of ‘the Tenant’

‘The Tenant’ includes any person who is for the time being bound by the tenant covenants of this lease.

1.25	Interpretation of ‘this lease’

Unless expressly stated to the contrary, the expression ‘this lease’ includes any document supplemental to or collateral with this document or entered into in accordance with this document.

1.26	Joint and several liability

Where any party to this lease for the time being comprises two or more persons, obligations expressed or implied to be made by or with that party are deemed to be made by or with the persons comprising that party jointly and severally.

1.27	‘Lettable Unit’

a floor or part of a floor of the Building other than the Premises, that is capable of being let or occupied.

1.28	‘Lifts’

all lifts and lift machinery and equipment in the Building.

1.29	‘Losses’

References to ‘losses’ are references to liabilities, damages or losses, awards of damages or compensation, penalties, costs, disbursements and expenses arising from any claim, demand, action or proceedings.

1.30	Obligation not to permit or suffer

Any covenant by the Tenant or the Landlord not to do anything includes an obligation to use reasonable endeavours not to permit or suffer that thing to be done by another person where the Landlord or Tenant (as applicable) is aware that the thing is being done.

1.31	‘Office Covenants’

‘Office Covenants’ mean the covenants set out in Schedule 3.

1.32	‘Permitted Hours’

means 7am to 10pm Mondays to Fridays (inclusive) and 9am to 6pm on Saturdays Sundays and bank holidays.

1.33	‘Permitted Use’

‘Permitted Use’ means Class B1 of the Town and Country Use Classes Order 1987

(to include laboratory and light industrial use).

1.34	‘Plan 1, Plan 2’

The plans annexed to this lease and so numbered.

1.35	‘Planning Acts’

‘Planning Acts’ means the Town and Country Planning Act 1990, the Planning (Listed Buildings and Conservation Areas) Act 1990, the Planning (Consequential Provisions) Act 1990, the Planning (Hazardous Substances) Act 1990, the Planning and Compensation Act 1991, the Planning and Compulsory Purchase Act 2004 and all statutes, regulations and orders included by virtue of clause 1.39.

LOCATION PLAN
SCALE 1:1250
NORTH
BRITANNIA WALK
PROVOST STREET
EBENEZER
STREET
Regent
House
20
40
42
15

15
14
13
12
11
10
9
8
7
CAR PARK
1
2
3
4
5
6
SERVICES
ENTRANCE
BASEMENT
GROUND
FLOOR
PAVEMENT
ROAD
BRITANNIA WALK
SCALE
0
1m
3m
6m
10m
NORTH

PLEASE NOTE - A4 PLANS TO BE PRINTED "AS IN DOCUMENT" NOT ENLARGED OR SHRUNK TO FIT PAGE

PLAN LONDON LTD © COPYRIGHT PROTECTED 2012

client	address	location	date	scale	sheet
	BRITANNIA WALK UNDERGROUND CAR PARK LONDON N1 7SS	BASEMENT LEASE PLAN	19.06.2014	1:200	A4

dwg no.	revision	drawn	checked
PL5334-01	A	PL	PB

Plan London
Tel 0845 2262776
www.plan-london.co.uk
29-35 Lordship Lane London SE22 8EW

1.36	‘Premises’

The fourth floor of the Building (the floor plan of which is shown edged red on Plan 1) bounded by and including:

(a)	the floorboards;

(b)	the ceiling plaster;

(c)	the interior plasterwork and finishes of exterior walls and columns;

(d)	the plasterwork and finishes of the interior structural walls and columns that adjoin another Lettable Unit or the Common Parts;

(e)	the doors and windows within the interior structural walls and columns that adjoin another Lettable Unit or the Common Parts and their frames and fittings;

(f)	one half of the thickness of the interior non-structural walls and columns that adjoin another Lettable Unit or the Common Parts;

(g)	the doors and windows within the interior non-structural walls and columns that adjoin the Common Parts and their frames and fittings;

but excluding:

(h)	the windows in the exterior walls and their frames and fittings;

(i)	all conducting media within that part of the Building but which do not exclusively serve that part of the Building;

(j)

the load-bearing structure of the Building including the load-bearing structure of the roof, foundations, external and internal walls and columns and the structural slabs of the ceilings and floors; and

(k)

the external surfaces of the Building (except the external surfaces of any finishes referred to in (c) above) and the whole of the windows and window frames and fittings constructed in the external walls of the Building.

1.37	References to clauses and schedules

Any reference in this document to a clause, subclause, paragraph, subparagraph or schedule without further designation is to be construed as a reference to the clause, subclause, paragraph, subparagraph or schedule of this document so numbered.

1.38	References to rights of access

References to any right of the Landlord to have access to the Premises are to be construed as extending to any head landlord and any mortgagee of the Premises where the head lease or mortgage grants such rights of access to the head landlord or mortgagee, and to all persons authorised in writing by the Landlord and any head landlord or mortgagee, including agents, professional advisers, contractors, workmen and others, but subject to the provisos to any such access rights contained in this Lease.

1.39	References to statutes

Unless expressly stated to the contrary, any reference to a specific statute includes any statutory extension or modification, amendment or re-enactment of that statute and any regulations or orders made under it, and any general reference to a statute includes any regulations or orders made under that statute.

1.40	‘Ramp Car Park’

‘Ramp Car Park’ means the access ramp leading to the Landlord Parking Bays and the Tenant Parking Bays edged and cross-hatched orange on Plan 2 excluding the Landlord Parking Bays.

1.41	‘Rent’

Until the Review Date ‘the Rent’ means the Initial Rent. Thereafter ‘the Rent’ means the sum ascertained in accordance with Schedule 2. ‘The Rent’ does not include the Insurance Rent, but the term ‘the Lease Rents’ means the Rent and the Insurance Rent and the Service Charge.

1.42	‘Rent Commencement Date’

‘Rent Commencement Date’ means [                 ].

1.43	‘Review Date’

‘Review Date’ means 31st May 2022.

1.44	‘Service Charge’

a fair and reasonable proportion of the Service Costs.

1.45	‘Service Charge Year’

is the annual accounting period relating to the Services and the Service Costs beginning on 1 April in 2018 and each subsequent year during the Term.

1.46	‘Service Costs’

the costs listed in clause 9.2.

1.47	‘Services’

means the services listed in clause 9.1.

1.48	‘Superior Landlord’

means the landlord for the time being of the Superior Lease.

1.49	‘Superior Lease’

‘Superior Lease’ means the lease by virtue of which the Landlord holds the Premises, which is dated [                 ] and made between (1) Islington and Shoreditch Housing Association Limited and (2) the Landlord and any documents made supplemental to it.

1.50	‘Surveyor’

‘Surveyor’ means any person or firm appointed by the Landlord in his place. The Surveyor may be an employee of the Landlord or a Group Company of the Landlord. The expression ‘the Surveyor’ includes the person or firm appointed by the Landlord to collect the Lease Rents.

1.51	‘Term’

‘Term’ means the Contractual Term.

1.52	Terms from the 1995 Act

Where the expressions ‘landlord covenants’, ‘tenant covenants’, or ‘authorised guarantee agreement’ are used in this lease they are to have the same meaning as is given by section 28(1) of the 1995 Act.

1.53	Uninsured Risk

‘Uninsured Risk’ means an Insured Risk against which insurance is or ceases to be obtainable on normal commercial terms in the London insurance market at rates generally available in the London insurance market for a property of this type, size and location.

1.54	‘VAT’

‘VAT’ means value added tax or any other tax of a similar nature and, unless otherwise expressly stated, all references to rents or other sums payable by the Tenant are exclusive of VAT.

2	Demise

The Landlord lets the Premises to the Tenant with full title guarantee together with the easements and rights (if any) contained or referred to in Part 1 of Schedule 1, excepting and reserving to the Landlord the easements and other rights (if any) contained or referred to in Part 2 of Schedule 1 to hold to the Tenant and subject to (a) all rights easements quasi-easements and privileges to which the Premises are or may be subject and (b) the matters set out in Part 3 of the Schedule 1 from and including the first day of the Contractual Term for the Term yielding and paying to the Landlord:

2.1.1

Firstly throughout the Term (and proportionately for any part of a year) the Rent, without any deduction or set off, by equal quarterly payments in advance on the usual quarter days in every year and proportionately for any period of less than a year, the first such payment, being a proportionate sum in respect of the period from and including the Rent Commencement Date to and including the day before the quarter day next after the Rent Commencement Date, to be paid on the date of this lease; and

2.1.2	Secondly by way of further rent, the Insurance Rent, payable within 28 days of a written demand.

2.1.3	Thirdly by way of further rent, the Service Charge payable at the times and in the manner specified in Clause 9.9.

2.1.4	Fourthly by way of further rent, all interest payable at the times and in the manner specified in Clause 4.4.

3	The Tenant’s Covenants

The Tenant covenants with the Landlord to observe and perform the following requirements:

3.1	Rent

3.1.1

The Tenant must pay the Lease Rents on the days and in the manner set out in this lease, and must not exercise or seek to exercise any right or claim to withhold rent, or any right or claim to legal or equitable set-off.

3.1.2

The Tenant must pay the Lease Rents by banker’s order or credit transfer to any bank and account in the United Kingdom that the Landlord nominates from time to time, or by such other method as properly requested by Landlord in writing from time to time (acting reasonably).

3.2	Outgoings and VAT

The Tenant must pay, and must indemnify the Landlord against:

3.2.1

all rates, taxes, assessments, duties, charges, impositions and outgoings that are now or may at any time during the Term be charged, assessed or imposed on the Premises or on the owner or occupier of them Provided That the foregoing shall not extend to payment of any rates, taxes, assessments, duties, charges, impositions and outgoings payable only as a direct result of any dealing by the Landlord with its reversionary interest in the Premises;

3.2.2	all VAT that may from time to time be charged on the Lease Rents or other sums payable by the Tenant under this lease; and

3.2.3

all VAT incurred in relation to any costs the Tenant is obliged to pay or in respect of which he is required to indemnify the Landlord under the terms of this lease, save where it is recoverable or available for set-off by the Landlord as input tax.

3.3	To contribute towards Common Structures

To pay to the Landlord within 28 days of receipt of written demand a fair and proper proportion of any expense incurred in cleaning lighting repairing maintaining and (where beyond economic repair) rebuilding or renewing any walls fences sewers gutters drains pipes wires roadways pavements access ways and other similar items which are used or enjoyed or are capable of being used or enjoyed by an occupier of the Premises in common with any other person

3.4	Cost of utilities services consumed

The Tenant must pay to the suppliers, and indemnify the Landlord against, all charges for electricity, water, gas, telecommunications and other services consumed or used at or in relation to the Premises, including meter rents and standing charges, and must comply with the lawful requirements and regulations of their respective suppliers.

3.5	Repair, cleaning and decoration

3.5.1	Repair of the premises

The Tenant must repair the Premises and keep them in good condition and repair, except for:

(a)

damage caused by one or more of the Insured Risks save to the extent that the insurance money is irrecoverable due to any act or default of the Tenant or anyone at the Premises expressly or by implication with the Tenant’s authority and under his control; or

(b)	damage caused by an Uninsured Risk but only to the extent that the Uninsured Risk has not become an Uninsured Risk due to any act or omission of the Tenant.

3.5.2	Replacement of landlord’s fixtures

The Tenant must replace any landlord’s fixtures and fittings in the Premises that are beyond repair at any time during or at the end of the Term.

3.5.3	Cleaning and tidying

The Tenant must keep the Premises clean and tidy and clear of all rubbish.

3.5.4	Decoration

The Tenant must redecorate the inside of the Premises in each of the Interior Decorating Years and the last year of the Term (unless carried out during the previous 12 months), in all instances in a good and workmanlike manner, with appropriate materials of good quality, to the reasonable satisfaction of the Landlord. Any change in the tints, colours and patterns of the decoration must be approved by the Landlord, whose approval may not be unreasonably withheld or delayed.

3.6	Waste, additions and alterations

The Tenant must not commit any waste, make any addition to the Premises, unite the Premises with any adjoining premises, or make any alteration to the Premises except as permitted by the provisions of this clause 3.6.

3.6.1	Internal alterations

The Tenant may make internal non-structural alterations to the Premises.

3.6.2	Removal of alterations

At the end of the Term, if so requested by the Landlord, the Tenant must remove any additional buildings, additions, alterations or improvements made by it to the Premises (whether pursuant to the terms of this lease or the Existing Lease), and must make good any part of the Premises damaged by their removal.

3.6.3	Structural alterations

3.6.3.1

Not to carry out any structural alterations or additions whatsoever in or to the Premises or to the Conduits exclusively serving the Premises without the previous consent in writing of the Landlord such consent not to be unreasonably withheld or delayed.

3.6.3.2

When applying for the consent of the Landlord hereunder to supply to the Landlord adequate plans and specifications showing the nature and extent of the alterations or additions which the Tenant wishes to carry out and to pay all reasonable and proper costs and expenses which the Landlord may incur whether by way of surveyor’s or legal expenses or otherwise in connection with the consideration approval of the alterations and additions and to carry out the said alterations or additions only in accordance with the plans and specifications approved in writing by the Landlord and in accordance with all statutory and local authority and insurers requirements and recommendations.

3.6.3.3

In the event of the Tenant failing to observe this covenant it shall be lawful for the Landlord and its agents or surveyors with or without workmen and others and all persons authorised by the Landlord with all necessary materials and appliances to enter upon the Premises and remove any alterations or additions and execute such works as may be necessary to restore the Premises to their former state and the properly incurred costs and expenses thereof together with all reasonable and proper solicitors’ and surveyors’ charges and other expenses and losses whether direct or indirect which may be incurred by the Landlord in connection therewith shall be repaid by the Tenant to the Landlord on demand as a debt.

3.6.3.4

Notwithstanding any other provisions of this lease the parties hereby agree that all fixtures, fittings, fit out works and alterations installed by the Tenant pursuant to this Lease or the Existing Lease shall remain the property of the Tenant without claim by the Landlord (the Tenant being free to remove any such items provided that any damage caused to the Premises and and/or any items within it by such removal shall be promptly made good by the Tenant to the Landlord’s reasonable satisfaction).

3.6.4	Not to prejudice easements

3.6.4.1

Not by building or otherwise to stop up or darken any window or light in the Premises not to stop up or obstruct any access of light enjoyed to any adjoining or neighbouring premises nor permit any new wayleave easement right privilege or encroachment shall be made or attempted to be made to give immediate notice thereof to the Landlord and the Superior Landlord and to permit the Landlord and/or the Superior Landlord and their respective agents to enter upon the Premises (on giving reasonable, prior written notice and at reasonable times) for the purposes of ascertaining the nature of any such easement right privilege or encroachment and at the request of the Landlord and/or the Superior Landlord and at the cost of the Landlord to adopt such means as may be reasonably required or deemed proper for preventing any such encroachment or the acquisition of any such easement right privilege or encroachment.

3.6.4.2

Not to give any third party any acknowledgement that the Tenant enjoys the access of light to any of the windows or openings in the Premises by the consent of such third party nor to pay such third party any sum of money nor to enter into any agreement with such third party for the purpose of inducing or binding such third party to abstain from obstructing the access of light to any windows or openings in the event of any of the owners or occupiers of adjacent land or buildings doing or threatening to do anything which obstructs the access of light to any of the said windows or openings to notify the same forthwith to the Landlord and the Superior Landlord and to permit the Landlord and/or the Superior Landlord to bring such proceedings as it may think fit in the name of and at the cost of the Landlord against any of the owners and/or occupiers of the adjacent land in respect of the obstruction of the access of light to any of the windows or openings in the Premises.

3.6.5	Not to make claims

Subject to Clause 5.1, not at any time during the Term to bring any action or make any claim or demand on account of any injury to the Premises in consequence of the erection of any building or the alteration of any building on any land adjacent neighbouring or opposite to the Premises by the Landlord and/or the Superior Landlord or for which the Landlord and/or the Superior Landlord shall have given its consent or for which the Landlord and/or the Superior Landlord may give its consent pursuant to any power reserved by this Lease or in respect of any easement right or privilege granted or to be granted by the Landlord and/or the Superior Landlord for the benefit of any land or building erected or to be erected on any land adjacent neighbouring or opposite to the Premises and (if required) to concur with the Landlord and/or the Superior Landlord at the expense of the Landlord or the Superior Landlord (as the case may be) in any consent which it may give or any grant which it may make as hereinbefore mentioned.

3.6.6	Planning

In relation to the Planning Acts:

3.6.6.1	At all times during the Term to comply in all respects with the Planning Acts and to keep the Landlord and the Superior Landlord indemnified in respect thereof.

3.6.6.2

Not to apply for nor implement any planning permissions or other planning consent in respect of the Premises unless the application permission or other consent shall be been approved in writing by the Landlord (such approval not to be unreasonably withheld or delayed).

3.6.6.3

Unless the Landlord shall otherwise direct to carry out before the expiration or determination of the Term (howsoever the same may be determined) any works stipulated to be carried out to the Premises by a date subsequent to such expiration or sooner determination as a condition of any planning permission which the Tenant has implemented or partially implemented.

3.6.6.4

Forthwith after receiving notice of the same to give full particulars to the Landlord and the Superior Landlord of any order notice certificate designation direction or other such matter or any proposal thereof made given or issued to the Tenant by any competent authority under or by virtue of the Planning Acts affecting or capable of affecting the Premises and if so required by the Landlord and/or the Superior Landlord to produce such matter or proposal thereof to the Landlord and the Superior Landlord.

3.6.6.5

At the request of the Landlord and/or the Superior Landlord but at the cost of the Landlord to make or join with the Landlord and/or the Superior Landlord in making such objection or representation against or in respect of any proposal referred to in the previous sub-clause as the Landlord and/or the Superior Landlord shall deem expedient unless the making or joining is contrary to the business interests or statutory obligations of the Tenant.

3.6.6.6

If called upon so to do produce to the Landlord and/or the Superior Landlord all plans documents and other evidence as the Landlord and/or the Superior Landlord may reasonably require in order to satisfy itself that the provisions of this sub-clause have been complied with.

3.6.6.7	Not without the consent of the Landlord to enter into any planning obligation under Section 106 of the Town and Country Act 1990.

3.6.6.8	Not without the consent of the Landlord to serve any notice under Part VI of the Town and Country Planning Act 1990.

3.6.7	Connection to the Conduits

The Tenant must not make any connection with the Conduits except in accordance with plans and specifications approved by the Landlord, whose approval may not be unreasonably withheld or delayed, and subject to consent to make the connection having previously been obtained from the competent authority, undertaker or supplier.

3.7	Aerials, signs and advertisements

3.7.1	Masts

The Tenant must not, without the consent of the Landlord, whose consent may not be unreasonably withheld or delayed, erect any mast whether in connection with telecommunications or otherwise.

3.7.2	Advertisements

Without the consent of the Landlord and other than pursuant to paragraph 8 of Schedule 3, whose consent may not be unreasonably withheld or delayed, the Tenant must not fix to or exhibit on the outside of the Premises, fix to or exhibit through any window of the Premises, or display anywhere on the Premises, any placard, sign, notice, fascia board or advertisement.

3.8	Statutory obligations

3.8.1	General

The Tenant must comply in all respects with the requirements of any statutes and any other obligations imposed by law or by any byelaws applicable to the Premises or the trade or business for the time being carried on there.

3.8.2	Particular obligations

Without prejudice to the generality of clause 3.8.1 the following provisions shall apply:

3.8.2.1	Works required by statute, department or authority

The Tenant must execute all works and provide and maintain all arrangements on or in respect of the Premises or the use of them required to comply with the requirements of any statute already or in the future to be passed, or the requirements of any government department, local authority or other public or competent authority or court of competent jurisdiction, regardless of whether they are imposed on the owner, the occupier, or any other person.

3.8.2.2	Acts causing losses

The Tenant must not do in or near the Premises anything by reason of which the Landlord and/or the Superior Landlord may incur any losses under any statute.

3.8.2.3	Construction (Design and Management) Regulations

The Tenant must:

(a)	comply with the provisions of the Construction (Design and Management) Regulations 2015 (‘the CDM Regulations’),

(b)	be the only client as defined in the provisions of the CDM Regulations, and

(c)

fulfil, in relation to all and any works, all the obligations of the client as set out in or reasonably to be inferred from the CDM Regulations, and make a declaration to that effect to the Health and Safety Executive in accordance with Regulation 6 and Schedule 1 Paragraph 15 of the CDM Regulations.

3.8.2.4	Delivery of health and safety files

At the end of the Term, the Tenant must forthwith deliver to the Landlord any and all health and safety files relating to the Premises required to be maintained under the CDM Regulations.

3.9	Entry to inspect and notice to repair

3.9.1	Entry and notice

The Tenant must permit the Landlord and/or the Superior Landlord on reasonable, prior written notice during normal business hours except in emergency:

3.9.1.1	to enter the Premises to ascertain whether or not the covenants and conditions of this lease have been observed and performed;

3.9.1.2	to view the state of repair and condition of the Premises; and

3.9.1.3	to give to the Tenant or leave on the Premises, a written notice specifying the works required to remedy any breach of the Tenant’s obligations in this lease (‘a notice to repair’).

Provided that the Landlord (and anyone authorised by it) shall in exercising its rights under this clause take all reasonable steps to minimise disruption and interference to the Tenant and provided further that any damage caused to the Property and/or any items within it shall be promptly made good by the Landlord to the Tenant’s reasonable satisfaction.

3.9.2	Works to be carried out

The Tenant must carry out the works specified in a notice to repair immediately, including making good any opening up that revealed a breach of the terms of this lease.

3.9.3	Landlord’s power in default

If within 1 month of the service of a notice to repair the Tenant has not started to execute the work referred to in that notice or is not proceeding diligently with it, or if the Tenant fails to finish the work within a reasonable time thereafter, or if in a case of emergency and in the Superior Landlord’s or the Landlord’s or the Surveyor’s reasonable opinion the Tenant is unlikely to finish the work within that period, the Tenant must permit the Landlord and/or the Superior Landlord to enter the Premises to execute the outstanding work, and must within 14 days of a written demand pay to the Landlord the reasonable and properly incurred costs of so doing and all reasonable expenses properly incurred by the Landlord and/or the Superior Landlord, including legal costs and surveyor’s fees.

3.10	Alienation

3.10.1	Not to underlet the Premises in whole or in part.

3.10.2	Not (save as hereinafter permitted) to assign transfer mortgage charge part with or share possession or occupation of the Premises otherwise than as a whole.

3.10.3	Not to part with or share possession of the whole of the Premises or permit any company or person to have occupation or possession of the Premises except by way of:

(a)	an assignment or transfer of the whole of Premises in accordance with the provisions of Clause 3.11;

(b)	sharing of occupation in accordance with Clause 3.10.5.

3.10.4	Not to permit the Premises or any part of them to be held on trust for or by any person body or corporation.

3.10.5	The Tenant may share occupation of the Premises with a Group Company of the Tenant on condition that:

(a)	the Tenant notifies the Landlord of the identity of the occupier and the part of the Premises to be occupied;

(b)	no relationship of landlord and tenant is created;

(c)	the sharing of occupation ends if the occupier is no longer a Group Company of the Tenant; and

(d)	the Tenant notifies the Landlord as soon as reasonably practicable after the occupation ends.

3.11	Assignment

3.12	The Tenant shall not assign the whole of this Lease without the consent of the Landlord, such consent not to be unreasonably withheld or delayed.

3.13	The Tenant shall not assign part only of this Lease.

3.14

The Landlord and the Tenant agree that for the purposes of section 19(1A) of the Landlord and Tenant Act 1927 the Landlord may give its consent to an assignment subject to all or any of the following conditions:

3.14.1	a condition that the assignor, where reasonable in the circumstances, enters into an authorised guarantee agreement which:

3.14.1.1	is in respect of all the tenant covenants of this Lease;

3.14.1.2

is in respect of the period beginning with the date the assignee becomes bound by those covenants and ending on the date when the assignee is released from those covenants by virtue of section 5 of the Landlord and Tenant (Covenants) Act 1995;

3.14.1.3	imposes principal debtor liability on the assignor;

3.14.1.4	requires (in the event of a disclaimer of this Lease) the assignor to enter into a new tenancy for a term equal to the unexpired residue of the Contractual Term; and

3.14.1.5	is otherwise in a form reasonably required by the Landlord;

3.14.2

if required by the Landlord (acting reasonably) a condition that a person of standing acceptable to the Landlord (acting reasonably) enters into a guarantee and indemnity of the tenant covenants of this Lease in the form set out in the Schedule 1 (but with such amendments and additions as the Landlord may reasonably require).

3.15

The Landlord and the Tenant agree that for the purposes of section 19(1A) of the Landlord and Tenant Act 1927 the Landlord may refuse its consent to an assignment if any of the following circumstances exist at the date of the Tenant’s application for consent to assign this Lease:

3.15.1	the Annual Rent or any other money due under this Lease is outstanding or there is a material breach of covenant by the Tenant that has not been remedied;

3.16

Nothing in this clause shall prevent the Landlord from giving consent subject to any other reasonable condition, nor from refusing consent to an assignment in any other circumstance where it is reasonable to do so.

3.17	Underletting

3.17.1	The Tenant shall not underlet the whole of the Premises except in accordance with this clause nor without the consent of the Landlord, such consent not to be unreasonably withheld or delayed.

3.17.2

The Tenant shall not underlet or agree to underlet the whole of the Premises without first procuring that any intended undertenant shall covenant with the Landlord and the Superior Landlord as from the date of the underlease to observe and perform the covenants and conditions herein contained (excluding the covenant to pay the rents hereinbefore reserved) and not without the prior written consent of the Landlord and the Superior Landlord to assign the Premises and that such covenants are included in the underlease.

3.17.3	The Tenant shall not underlet part only of the Premises.

3.17.4	The Tenant shall not underlet the Premises:

3.17.4.1	together with any property or any right over property that is not included within this Lease;

3.17.4.2	at a fine or premium or reverse premium; nor

3.17.4.3	allowing any rent free period to the undertenant that exceeds the period as is then usual in the open market in respect of such a letting.

3.17.5	The Tenant shall not underlet the Premises unless, before the underlease is granted, the Tenant has given the Landlord:

3.17.5.1	a certified copy of the notice served on the undertenant, as required by section 38A(3)(a) of the LTA 1954, applying to the tenancy to be created by the underlease; and

3.17.5.2	a certified copy of the declaration or statutory declaration made by the undertenant in accordance with the requirements of section 38A(3)(b) of the LTA 1954.

3.17.6	Any underletting by the Tenant shall be by deed and shall include:

3.17.6.1	an agreement between the Tenant and the undertenant that the provisions of sections 24 to 28 of the LTA 1954 are excluded from applying to the tenancy created by the underlease;

3.17.6.2

the reservation of a rent which is not less than the full open market rental value of the Premises at the date the Premises is underlet and which is payable at the same times as the Rent under this Lease (but this shall not prevent an underlease providing for a rent-free period of a length permitted by clause 3.17.4.3);

3.17.6.3	provisions for the review of rent at the same dates and on the same basis as the review of rent in this Lease, unless the term of the underlease does not extend beyond the next Review Date;

3.17.6.4	provisions requiring the consent of the Landlord to be obtained in respect of any matter for which the consent of the Landlord is required under this Lease,

3.17.6.5

and shall otherwise be consistent with and include tenant covenants no less onerous (other than as to the Rent) than those in this Lease and in a form approved by the Landlord, such approval not to be unreasonably withheld or delayed.

3.17.7	In relation to any underlease granted by the Tenant, the Tenant shall:

3.17.7.1	not vary the terms of the underlease nor accept a surrender of the underlease without the consent of the Landlord, such consent not to be unreasonably withheld or delayed;

3.17.7.2	enforce the tenant covenants in the underlease and not waive any of them nor allow any reduction in the rent payable under the underlease; and

3.17.7.3	ensure that in relation to any rent review the revised rent is not agreed without the approval of the Landlord, such approval not to be unreasonably withheld or delayed.

3.18	Charging of the whole

The Tenant must not charge the whole of the Premises without the consent of the Landlord, whose consent may not be unreasonably withheld or delayed, provided that the consent of the Landlord is not required for a floating charge over the whole of the undertaking of the Tenant.

3.19	Registration of permitted dealings

Within 28 days of any assignment, charge or any transmission or other devolution relating to the Premises, the Tenant must produce a certified copy of any relevant document for registration with the Landlord’s solicitor, and must pay the Landlord’s solicitor’s reasonable charges for registration of at least £50 plus VAT.

3.20	Not to introduce dangerous things

Not to bring into the Premises or to place or store or permit to remain in or about the Premises any article or thing which is or may become dangerous offensive combustible inflammable radioactive explosive harmful polluting or contaminating.

3.21	Not to overload

Not to place in the Premises or to place or to carry in the lifts (if any) in the building any articles in such position or in such quantity or weight to otherwise in such manner howsoever as to overload or cause damage to or to be in the opinion of the Landlord and/or the Superior Landlord likely to overload or exceed any prescribed loading capacity of or cause damage to the Premises or the lifts and not to overload the electrical wiring or installation or other Conduits in the Premises.

3.22	Not to harm drains

Not to allow to pass into the Conduits serving the Premises any noxious or deleterious effluent or other substance which might cause any obstruction in or harm to the Conduits and in the event of any such obstruction or harm forthwith to make good all such damage to the reasonable satisfaction of the Landlord and/or the Superior Landlord.

3.23	Nuisance etc

3.23.1	Nuisance

The Tenant must not do anything on the Premises, or allow anything to remain on them, that may be or become or cause a legal nuisance, injury or damage to the Landlord and/or the Superior Landlord or its respective tenants or the owners or occupiers of adjacent or neighbouring premises.

3.23.2	Auctions etc

The Tenant must not use the Premises for any auction sale, any dangerous, noxious, noisy or offensive trade, business, manufacture or occupation, or any illegal or immoral act or purpose but use for the Permitted Use is not a breach of this clause.

3.23.3	Animals etc

The Tenant must not use the Premises as sleeping accommodation or for residential purposes, or keep any animal on them.

3.24	Costs of applications, notices and recovery of arrears

Save in the case of the circumstances set out in 3.24.1 (in which cases such costs shall be reasonable and not payable on an indemnity basis), the Tenant must pay to the Landlord and/or the Superior Landlord on an indemnity basis all costs, fees, charges, disbursements and expenses, including, without prejudice to the generality of the above, those payable to counsel, solicitors, surveyors and enforcement agents, properly and reasonably incurred by the Landlord and/or the Superior Landlord in relation to or incidental to:

3.24.1

every application made by the Tenant for a consent or licence required by the provisions of this lease, whether it is granted, refused or offered subject to any lawful qualification or condition, or the application is withdrawn unless the refusal, qualification or condition is unlawful whether because it is unreasonable or otherwise;

3.24.2

the contemplation, preparation and service of a notice under the Law of Property Act 1925 section 146, or the contemplation or taking of proceedings under sections 146 or 147 of that Act, even if forfeiture is avoided otherwise than by relief granted by the court;

3.24.3	the recovery or attempted recovery of arrears of rent or other sums due under this lease; and

3.24.4

any other steps taken in contemplation of or in direct connection with the enforcement of the covenants on the part of the Tenant contained in this lease whether during or within 6 months after the end of the Term including the preparation, service and negotiation of schedules of dilapidations.

3.24.5	Pre-conditions for development

Notwithstanding any consent that may be granted by the Landlord under this lease, the Tenant must not carry out any development on or at the Premises until:

3.24.5.1	all necessary notices under the Planning Acts have been served and copies produced to the Landlord and the Superior Landlord;

3.24.5.2	all necessary permissions under the Planning Acts have been obtained and produced to the Landlord and/or the Superior Landlord; and

3.24.5.3	the Landlord and the Superior Landlord have acknowledged that every necessary planning permission is acceptable to them, such acknowledgement not to be unreasonably withheld or delayed.

The Landlord or the Superior Landlord may refuse to acknowledge their respective acceptance of a planning permission on the grounds that any condition contained in it or anything omitted from it or the period referred to in it would, in the reasonable opinion of the Superior Landlord and/or Landlord and/or the Surveyor, be, or be likely to be, prejudicial to the Landlord and/or the Superior Landlord or to their respective reversionary interests in the Premises whether during or following the end of the Term.

3.24.6	Completion of development

Where a condition of any planning permission granted for development begun before the end of the Term requires works to be carried out to the Premises by a date after the end of the Term, the Tenant must, unless the Landlord and/or the Superior Landlord directs otherwise, finish those works before the end of the Term.

3.24.7	Security for compliance with conditions

In any case where a planning permission is granted subject to conditions, and if the Landlord and/or the Superior Landlord reasonably so requires, the Tenant must provide sufficient security for his compliance with the conditions and must not implement the planning permission until the security has been provided.

3.25	Plans, documents and information

3.25.1	Evidence of compliance with this lease

If so requested, the Tenant must produce to the Landlord or the Surveyor and the Superior Landlord any plans, documents and other evidence the Landlord and/or the Superior Landlord reasonably requires to satisfy himself that the provisions of this lease have been complied with.

3.25.2	Information for renewal or rent review

If so requested, the Tenant must produce to the Landlord, the Surveyor, or any person acting as the third party determining the Rent in default of agreement between the Landlord and the Tenant under the provisions for rent review contained in this lease any information reasonably requested in writing in relation to any pending or intended step under the 1954 Act or the implementation of any provisions for rent review in any sublease.

3.25.3	To inform Landlord and Superior Landlord of notices

Upon the happening of any occurrence or upon the receipt of any notice order requisition direction or other thing which may be capable of adversely affecting the

Landlord’s interest and/or the Superior Landlord’s interest in the Premises the

Tenant shall promptly at its own expense deliver full particulars or a copy thereof to the Landlord and the Superior Landlord.

3.25.4	To inform Landlord and Superior Landlord of contaminants and defects

To inform the Landlord and Superior Landlord promptly in writing of the existence of any contaminant or pollutant on or any defect in the Premises of which the Tenant becomes aware which might give rise to a duty imposed by common law or statute on the Landlord and/or Superior Landlord.

3.25.5	To comply with covenants in the Superior Lease

The Tenant shall observe and perform the tenant covenants in the Superior Lease except the covenants to pay the rents reserved by the Superior Lease but in the event of any conflict between the covenants by the Tenant in this Lease and the tenant covenants in the Superior Lease then the covenants by the Tenant in this Lease shall prevail.

4	Indemnities

The Tenant must keep the Landlord and the Superior Landlord fully indemnified against all losses arising directly or indirectly out of any material breach or material non-observance by the Tenant of the covenants, conditions or other provisions of this lease or any of the matters to which this demise is subject provided that the Landlord shall take reasonable steps to mitigate such losses.

4.1	Reletting boards and viewing

The Tenant must permit the Landlord and/or the Superior Landlord to enter the Premises at any time during the last 6 months of the Contractual Term and at any time thereafter (provided that it does not impede access to the Premises or the use of the Premises for the Permitted Use) to fix and retain anywhere on the exterior of the Premises a board advertising them for reletting. While any such board is on the Premises the Tenant must permit viewing of them at reasonable times of the day provided that reasonable prior notice shall be given of any prospective viewing.

4.2	Obstruction and encroachment

4.2.1	Lights

The Tenant must not stop up, darken or obstruct any window or light belonging to the Premises.

4.3	Yielding up

At the end of the Term the Tenant must yield up the Premises with vacant possession, decorated and repaired in accordance with and in the condition required by the provisions of this lease and to an open plan configuration, give up all keys of the Premises to the Landlord, remove tenant’s fixtures and fittings if requested to do so by the Landlord, and remove any signs erected by the Tenant in, on or near the Premises, immediately making good any damage caused by their removal. For the avoidance of doubt the air conditioning units and pipes within or attaching to or connecting into the Premises do not form part of the Premises for the purposes of yielding up.

4.4	Interest on arrears

The Tenant must pay interest on any of the Lease Rents or other sums due under this Lease that are not paid within 14 days of the date due, whether formally demanded or not in respect of the Rent, the interest to be recoverable as rent. Nothing in this clause entitles the Tenant to withhold or delay any payment of the Rent or any other sum due under this Lease or affects the rights of the Landlord in relation to any non-payment.

4.5	Statutory notices

The Tenant must give to the Landlord and the Superior Landlord full particulars of any notice, direction, order or proposal relating to the Premises made, given or issued to the Tenant by any government department or local, public, regulatory or other authority or court within 7 days of receipt, and if so requested by the Landlord and/or the Superior Landlord must produce it to the Landlord and the Superior Landlord. The Tenant must without delay take all necessary steps to comply with the notice, direction or order. At the request of the Landlord and/or the Superior Landlord, and at the Landlord’s cost, the Tenant must make or join with the Landlord and/or the Superior Landlord in making any objection or representation the Landlord and/or the Superior Landlord reasonably deems expedient against or in respect of any notice, direction, order or proposal unless the making or joining is contrary to the business interests or statutory obligations of the Tenant or sub-tenants.

4.6	Keyholders

The Tenant must ensure that at all times the Landlord has written notice of the name, home address and home telephone number of at least 2 keyholders of the Premises.

4.7	Viewing on sale of reversion

The Tenant must, on reasonable prior notice and at reasonable times of the day at any time during the Term, permit prospective purchasers of the Landlord’s reversion or any other interest superior to the Term, or agents instructed in connection with the sale of the reversion or such an interest, to view the Premises without interruption provided they have the prior written authority of the Landlord or the Superior Landlord or their respective agents and further provided that it does not impede access to the Premises or the use of the Premises for the Permitted Use and the Landlord shall procure that any damage so caused is promptly made good.

4.8	Defective premises

The Tenant must give notice to the Landlord and the Superior Landlord of any defect in the Premises that might give rise to an obligation on the Landlord and/or the Superior Landlord to do or refrain from doing anything in order to comply with the provisions of this lease or the duty of care imposed on the Landlord and/or the Superior Landlord, whether pursuant to the Defective Premises Act 1972 or otherwise, and must at all times display and maintain any notices the Landlord and/or the Superior Landlord from time to time reasonably requires him to display at the Premises.

4.9	Exercise of the landlord’s rights

The Tenant must permit the Landlord and/or the Superior Landlord to exercise any of the rights granted to him by virtue of the provisions of this lease at all times during the Term without interruption or interference.

4.10	The office covenants

The Tenant must observe and perform the Office Covenants.

5	Landlord’s covenants

5.1

The Landlord covenants with the Tenant to permit the Tenant peaceably and quietly to hold and enjoy the Premises without any interruption or disturbance from or by the Landlord or any person claiming under or in trust for him or by title paramount.

5.2	The Landlord shall not cause any wilful damage to the Premises.

5.3	At the request and cost of the Tenant, on a full indemnity basis, the Landlord covenants with the Tenant to use reasonable endeavours to enforce the Landlord’s covenants in the Superior Lease.

5.4

The Landlord shall pay the rents reserved by the Superior Lease and perform the covenants on the part of the tenant contained in the Superior Lease so far as the Tenant is not liable for such performance under the terms of this lease.

5.5

The Landlord shall refund all Rent paid in advance by the Tenant in relation to any period falling after the End Date within 10 working days after the End Date, provided that this clause shall not apply if the Landlord terminates this Lease pursuant to Clause 7 or if this Lease is disclaimed by the Crown or by a liquidator or trustee in bankruptcy of the Tenant.

6	Insurance

6.1	Warranty as to convictions

The Tenant warrants that before the execution of this document he has disclosed to the Landlord in writing any conviction, judgment or finding of any court or tribunal relating to the Tenant, or any member, director, other officer or major shareholder of the Tenant, or any partner in the partnership, of such a nature as to be likely to affect the decision of any insurer or underwriter to grant or to continue insurance of any of the Insured Risks.

6.2	Payment of the insurance rent

The Tenant covenants to pay the Insurance Rent for the period commencing on the Rent Commencement Date and ending on the day before the next policy renewal date on the date of this document, and subsequently to pay the Insurance Rent within 28 days of receipt of written demand and, if so demanded, in advance of the policy renewal date, but not more than 3 months in advance.

6.3	Tenant’s further insurance covenants

The Tenant covenants with the Landlord to observe and perform the following requirements:

6.3.1	Requirements of insurers

The Tenant must comply with all the requirements and reasonable recommendations of the insurers.

6.3.2	Policy avoidance and additional premiums

The Tenant must not do or omit anything that could cause any insurance policy on or in relation to the Premises to become wholly or partly void or voidable, or do or omit anything by which additional insurance premiums may become payable unless he has previously notified the Landlord and the Superior Landlord and has agreed to pay the increased premium.

6.3.3	Fire-fighting equipment

The Tenant must comply with the requirements of and the duties imposed by the Regulatory Reform (Fire Safety) Order 2005 and the reasonable requirements of the Landlord and/or the Superior Landlord as to fire safety at the Premises. In particular the Tenant must keep the Premises supplied with such fire-fighting equipment as is necessary to comply with the Regulatory Reform (Fire Safety) Order 2005 and as the insurers require, and must maintain the equipment to their satisfaction as the Landlord and/or the Superior Landlord reasonably requires, and must maintain the equipment to the reasonable satisfaction of the insurers and in efficient working order. The Tenant must cause any sprinkler system and other fire-fighting equipment to be inspected by a competent person at least once in every 6 months.

6.3.4	Fire escapes, equipment and doors

The Tenant must not obstruct the access to any fire equipment or the means of escape from the Premises, or lock any fire door while the Premises are occupied.

6.3.5	Combustible materials

The Tenant must not store on the Premises or bring onto them any dangerous substances as defined by the Regulatory Reform (Fire Safety) Order 2005, and must comply with the requirements and recommendations of the fire authority and the reasonable requirements of the Landlord and/or the Superior Landlord as to fire precautions relating to the Premises.

6.3.6	Notice of events affecting the policy

The Tenant must give immediate notice to the Landlord and Superior Landlord of any event that might affect any insurance policy on or relating to the Premises, and any event against which the Superior Landlord may have insured under this lease.

6.3.7	Notice of convictions

The Tenant must give immediate notice to the Landlord and the Superior Landlord of any conviction, judgment or finding of any court or tribunal relating to the Tenant, or any member, director, other officer or major shareholder of the Tenant, or any partner in the partnership, of such a nature as to be likely to affect the decision of any insurer or underwriter to grant or to continue any insurance.

6.3.8	Other insurance

If at any time the Tenant is entitled to the benefit of any insurance of the Premises that is not effected or maintained in pursuance of any obligation contained in this lease, the Tenant must apply all money received by virtue of that insurance in making good the loss or damage in respect of which the money is received.

6.3.9	Tenant’s obligations in default

To the extent that, at any time during the Contractual Term, the Premises or any part of them are damaged or destroyed by one or more of the Insured Risks and the insurance money under the policy of insurance effected by the Superior Landlord pursuant to his obligations contained in the Superior Lease is wholly or partially irrecoverable because of any act or default of the Tenant or of anyone at the Premises expressly or by implication with his authority and under his control, the Tenant must on demand pay to the Landlord the amount of the insurance money so irrecoverable, in which case the provisions of clauses 6.5 and 6.6 shall apply.

6.4	Landlord’s further insurance covenants

The Landlord covenants with the Tenant to observe and perform the following requirements in relation to the insurance policy the Superior Landlord effects pursuant to the Superior Landlord’s obligations contained in the Superior Lease:

6.4.1	Copy policy

The Landlord must produce to the Tenant on receipt from the Superior Landlord a copy of the policy and the last premium renewal receipt reasonable evidence of the terms of the policy and the fact that the last premium has been paid.

6.4.2	Noting of the Tenant’s interest

The Landlord must use reasonable endeavours to get the Superior Landlord to get the Superior Landlord to ensure that the interest of the Tenant is noted or endorsed on the policy.

6.4.3	Change of risks

The Landlord must notify the Tenant of any material change in the risks covered by the policy from time to time provided the Superior Landlord makes the Landlord aware of such change.

6.5	Damage by Insured Risk

6.5.1

If the Premises are damaged or destroyed by an Insured Risk so as to be unfit for occupation and use or inaccessible or unusable then, (unless the policy of insurance in relation to the Premises has been vitiated in whole or in part in consequences of any act or omission of the Tenant or their respective workers, contractors or agents or any other person on the Premises with the actual or implied authority of any of them and the Tenant has not paid the irrevocable sum to the Landlord in accordance with Clause 6.3.9) payment of the Rent, or a fair proportion of it according to the nature and extent of the damage, shall be suspended until the Premises have been reinstated and made fit for occupation and use or accessible or useable (as the case may be), or until the end of three years from the date of damage or destruction, if sooner (the “Rent Suspension”).

6.5.2

In the event that any Rent and/or Service Charge have been paid in advance by the Tenant and the Premises are damaged or destroyed by an Insured Risk so as to be unfit for occupation and use or inaccessible or unusable (and provided that (i) the policy of insurance in relation to the Premises has not been vitiated in whole or in part in consequence of any act or omission of the Tenant or its respective workers, contractors or agents or any other person on the Premises with the actual or implied authority of any of them or (ii) if the policy of insurance in relation to the Premises has been vitiated in whole or in part in consequence of any act or omission of the Tenant or its respective workers, contractors or agents or any other person on the Premises with the actual or implied authority of any of them, the Tenant has otherwise paid the irrecoverable insurance sum to the Landlord in accordance with Clause 6.3.9), the Landlord shall:

6.5.2.1

as soon as reasonably practicable following the date that the Premises become unfit for occupation and use or inaccessible or unusable, refund to the Tenant the proportionate amount of Rent and/or Service Charge paid in advance from and including the date of damage or destruction until and excluding the date that the Premises are again made fit for occupation and use and accessible by the Tenant; or

6.5.2.2

following the date that the Premises become fit again for occupation and use and accessible by the Tenant, credit against future Rent and/or Service Charge payable (as applicable) the equivalent proportionate amount that the Tenant paid in advance from and including the date of damage or destruction until and excluding the date that the Premises are again made fit for occupation and use and accessible by the Tenant; or

6.5.2.3

in the event that the Lease is terminated following damage or destruction in accordance with Clauses 6.5.3 and 6.5.4, refund to the Tenant as soon as reasonably practicable following termination, the proportionate amount of Rent and/or Service Charge paid in advance from and including the date of damage or destruction.

6.5.3

If, after 3 years following damage to or destruction of the Premises, the Superior Landlord has, having used all reasonable endeavours to reinstate the Premises, been unable to complete such reinstatement, the Superior Landlord may terminate this Lease by giving written notice to the Tenant. On giving such written notice this Lease shall determine but this shall be without prejudice to any right or remedy of the Landlord or the Tenant in respect of any breach of the landlord or tenant covenants of this Lease. Any proceeds of the insurance (other than any insurance for plate glass) shall belong to the Landlord and/or the Superior Landlord.

6.5.4

The Tenant may terminate this Lease by giving written notice to the Landlord if, following damage or destruction of the Premises by an Insured Risk, the Premises has not been reinstated so as to be fit for occupation and use has not been reinstated so as to make the Premises accessible or useable within three years after the date of damage or destruction. On giving this written notice this Lease shall determine but this shall be without prejudice to any right or remedy of either party in respect of any breach of the obligations and covenants of this Lease. Any proceeds of the insurance shall belong to the Landlord and/or the Superior Landlord.

6.6	Damage by Uninsured Risk

6.6.1	For the purposes of this clause:

6.6.1.1	These provisions shall apply from the date on which any Insured Risk becomes an Uninsured Risk but only in relation to the Uninsured Risk.

6.6.1.2	The Landlord shall notify the Tenant in writing promptly after the Superior Landlord informs the Landlord that an Insured Risk becomes an Uninsured Risk.

6.6.1.3

If, during the Contractual Term, the Premises or a substantial part of it shall be damaged or destroyed by an Uninsured Risk so as to make the Premises or a substantial part of it inaccessible or unfit for occupation and use:

(a)	The Rent or a fair proportion of it according to the nature and extent of the damage sustained will not be payable until the earlier of the date on which:

(i)	the Premises shall again be fit for occupation or use; or

(ii)	this Lease shall be terminated in accordance with the provisions of clause 6.6.1.3(b).

(b)

The Superior Landlord may, within one year of the date of such damage or destruction, serve notice on the Landlord (the “Reinstatement Notice”) confirming that it will reinstate the Premises so that the Premises shall be fit for occupation and use or made accessible and the Landlord shall deliver a copy of the Reinstatement Notice to the Tenant immediately upon receipt. If the Superior Landlord fails to serve a Reinstatement Notice the Lease will automatically end on the date one year after the date of such damage or destruction and immediately prior to termination of the Superior Lease. The termination of this Lease shall be without prejudice to any right of the Landlord or the Tenant in respect of any breach of the covenants of the other party to this Lease.

(c)

Clause 6.6.1.3(b) shall not apply if an Insured Risk shall have become an Uninsured Risk owing to the act or default of the Tenant or any person deriving title under the Tenant or their respective agents, employees, licensees or contractors.

(d)

If the Superior Landlord has served a Reinstatement Notice but such reinstatement has not been completed by the date two years from the date of the Reinstatement Notice, then at any time after that date the Tenant may terminate this Lease by serving not less than three months’ notice on the Landlord stating that it terminates this Lease. The termination of this Lease shall be without prejudice to any right of the Landlord or the Tenant in respect of any breach of the covenants of the other party to this Lease. If by the end of such notice the Premises, and/or access to the Premises have been reinstated so that the Premises are fit for occupation and use and are accessible, the notice shall be void and this Lease shall continue in full force and effect.

7	Forfeiture

7.1	The Landlord may re-enter the Premises (or any part of the Premises in the name of the whole) at any time after any of the following occurs:

7.1.1	any rent is unpaid 21 days after becoming payable whether it has been formally demanded or not;

7.1.2	any breach of any condition of, or tenant covenant in, this Lease;

7.1.3	an Act of Insolvency.

7.2 If the Landlord re-enters the Premises (or any part of the Premises in the name of the whole) pursuant to this clause, this Lease shall immediately end, but without prejudice to any right or remedy of the Landlord in respect of any breach of covenant by the Tenant or any guarantor.

8	Miscellaneous

8.1	Exclusion of warranty as to use

Nothing in this lease or in any consent granted by the Landlord under this lease is to imply or warrant that the Premises may lawfully be used under the Planning Acts for the Permitted Use.

8.2	Exclusion of third party rights

Nothing in this lease is intended to confer any benefit on any person who is not a party to it.

8.3	Representations

The Tenant acknowledges that this lease has not been entered into in reliance wholly or partly on any statement or representation made by or on behalf of the Landlord other than any expressly set out in this lease or made by the Landlord’s solicitors in any written response to enquiries raised by the Tenant’s solicitors in connection with the grant of this lease.

8.4	Documents under hand

While the Landlord is a limited liability partnership, a limited company or other corporation, any licence, consent, approval or notice required to be given by the Landlord shall be sufficiently given if given under the hand of a member, director, the secretary or other duly authorised officer of the Landlord.

8.5	Tenant’s property

If, after the Tenant has vacated the Premises at the end of the Term, any property of his remains in or on the Premises and he fails to remove it within 7 days after a written request from the Landlord to do so, or, if the Landlord is unable to make such a request to the Tenant, within 14 days from the first attempt to make it, then the Landlord may, as the agent of the Tenant, sell that property. The Tenant must indemnify the Landlord against any liability incurred by the Landlord to any third party whose property is sold by him in the mistaken belief held in good faith, which shall be presumed unless the contrary is proved, that the property belonged to the Tenant. If, having made reasonable efforts to do so, the Landlord is unable to locate the Tenant, then the Landlord may retain the proceeds of sale absolutely unless the Tenant claims them within 6 months of the date on which he vacated the Premises. The Tenant must indemnify the Landlord against any damage occasioned to the Premises and any losses caused by or related to the presence of the property in or on the Premises.

8.6	No implied easements

Neither the granting of this Lease nor anything herein contained shall by implication of law or otherwise operate or to be deemed to confer upon the Tenant any easement right or privilege whatsoever over or against any adjoining or neighbouring premises or which would or might restrict or prejudicially affect the future rebuilding alteration or development of any adjoining or neighbouring premises and the Landlord and/or the Superior Landlord shall have the right at any time to make such alterations to or to pull down and rebuild or redevelop any adjoining or neighbouring premises as it may deem fit without obtaining any consent from or making any compensation to the Tenant.

8.7	Rights of light and air

Any light or air at any time enjoyed shall be deemed to be enjoyed by consent and not as of right.

8.8	No restrictions on adjoining property

Neither the granting of this Lease nor anything herein contained or implied shall impose or be deemed to impose any restriction on the use of any land or building not comprised in this Lease or give the Tenant the benefit of or the right to enforce or to have enforced or to prevent the release or modification of any covenant agreement or condition entered into by any purchaser from or by any lessee or occupier of the Landlord or the Superior Landlord (as the case may be) in respect of the property not comprised in this Lease or prevent or restrict in any way the development of any land not comprised in this Lease Provided always that the provisions of this sub-clause shall not substantially interfere with or affect the quiet enjoyment and use of the Premises by the Tenant.

8.9	Acceptance of rent

8.9.1

No demand for or acceptance of or receipt of the Rent or the grant of any licence or approval or the registration of any document by the Landlord after knowledge or notice received by the Landlord or its agents of any breach of any of the Tenant’s covenants hereunder shall be or operate as a waiver wholly or partially to the extent that any such breach shall be subsisting.

8.9.2

If the Landlord shall properly refrain from demanding or accepting the Rent or any other monies due under this Lease in circumstances in which the Landlord has reasonable grounds to believe either that the Tenant is in breach of any of the provisions of this Lease or that the Tenant might acquire against the Landlord any rights or entitlement then notwithstanding such restraint interest at the base rate shall be payable as specified in Clause 3.2 from the due date until the Landlord shall accept the Rent from the Tenant.

8.10	Arbitration

8.10.1

Any dispute or difference arising between the Landlord and the Tenant in respect of any decision made by or on behalf of the Landlord on any matter which is required to be decided under the provisions of this Lease (save in relation to Clause 3.11 (Assignment) or as otherwise provided in this Lease) shall be referred to the decision of a sole arbitrator to be agreed upon by the Landlord and by the Tenant or in default of agreement to an arbitrator to be appointed at the written request of either the Landlord or the Tenant by or on behalf of the then President of the Royal Institution of Chartered Surveyors (or his nominee) such arbitrator to act in accordance with the Arbitration Acts from time to time in force and his fees shall be within his award.

8.11	Exclusion of S.62 LPA

8.11.1

The operation of Section 62 of the Law of Property Act 1925 shall be excluded from this Lease and the only rights granted to the Tenant are those expressly set out in this Lease and the Tenant shall not by virtue of this Lease be deemed to have acquired or be entitled to and the Tenant shall not during the Term acquire or become entitled by any means whatsoever to any easement from or over or affecting any other land premises now or at any time hereafter belonging to the Landlord or the Superior Landlord (as the case may be) and not comprised in this Lease.

8.12	Representation

8.12.1

The Tenant acknowledges that this Lease has not been entered into in reliance wholly or partly on any statement or representation made by or on behalf of the Landlord except any such statement or representation that is expressly set out in this Lease.

8.13	Notices

8.13.1	Form and service of notices

A notice under this lease must be in writing and, unless the receiving party or his authorised agent acknowledges receipt, is valid if, and only if it is:

8.13.1.1	given by hand, or

8.13.1.2	sent by registered post or recorded delivery,

and is served:

8.13.1.3	where the receiving party is a limited liability partnership or company incorporated within Great Britain, at the registered office,

8.13.1.4

where the receiving party is the Tenant and the Tenant is not such a limited liability partnership or company, at the Tenant’s address shown in this lease or at any address specified in a notice given by the Landlord to the Tenant.

8.13.1.5

where the receiving party is the Landlord and the Landlord is not such a limited liability partnership or company, at the Landlord’s address shown in this lease or at any address specified in a notice given by the Landlord to the Tenant.

8.13.1.6	Deemed delivery

8.13.2	Special delivery or recorded mail

Unless it is returned through the Royal Mail undelivered, a notice sent by special delivery or recorded mail shall be treated as served on the third working day after posting whenever and whether or not it is received.

8.13.3	Working day

References to ‘a working day’ are references to a day when the United Kingdom clearing banks are open for business in the City of London.

8.13.4	Joint recipients

If the receiving party consists of more than one person, a notice to one of them is notice to all.

8.14	New Lease

This lease is a new tenancy for the purposes of section 1 of the 1995 Act.

8.15	Exclusion of sections 24–28 of the 1954 Act

The parties confirm that:

8.15.1	the Landlord served a notice on the Tenant, as required by section 38A(3)(a) of the 1954 Act applying to the tenancy created by this Lease, before this Lease was entered into;

8.15.2	[ ] who was duly authorised by the Tenant to do so made a statutory declaration dated [ ] in accordance with the requirements of section 38A(3)(b) of the 1954 Act and

8.15.3	there is no agreement for lease to which this Lease gives effect.

8.16	The parties agree that the provisions of sections 24 to 28 of the 1954 Act are excluded in relation to the tenancy created by this Lease.

9	Services and Service Charge

9.1	The “Services” are:

9.1.1	cleaning, maintaining and repairing the Common Parts including all conducting media forming part of the Common Parts;

9.1.2	cleaning the outside of the windows of the Building;

9.1.3	lighting the Common Parts and cleaning, maintaining, repairing and replacing lighting machinery and equipment on the Common Parts;

9.1.4	cleaning, maintaining, repairing and replacing refuse bins on the Common Parts;

9.1.5	cleaning, maintaining, repairing and replacing signage for the Common Parts;

9.1.6	cleaning, maintaining, repairing, operating and replacing security machinery and equipment (including closed circuit television) on the Common Parts;

9.1.7	cleaning, maintaining, repairing, operating and replacing fire prevention, detection and fighting machinery and equipment and fire alarms on the Common Parts;

9.1.8	cleaning, maintaining, repairing and replacing a signboard showing the names and logos of the tenants and other occupiers in the entrance hall of the Building;

9.1.9	maintaining the landscaped and grassed areas of the Common Parts;

9.1.10	cleaning, maintaining, repairing and replacing the Lifts in the Common Parts;

9.1.11	decorating the internal areas of the Common Parts;

9.1.12	cleaning, maintaining, repairing and replacing the floor coverings on the internal areas of the Common Parts;

9.1.13	cleaning, maintaining, repairing and replacing the furniture and fittings on the Common Parts;

9.1.14

cleaning, maintaining, repairing and replacing the furniture, fittings and equipment in the lavatories on the Common Parts and providing hot and cold water, soap, paper, towels and other supplies for them;

9.1.15	heating the internal areas of the Common Parts and cleaning, maintaining, repairing and replacing heating machinery and equipment serving the Common Parts;

9.1.16

(if provided as at the date of this lease) providing air-conditioning for the internal areas of the Building and cleaning, maintaining, repairing and replacing any such air-conditioning equipment serving the Building;

9.1.17	(if provided as at the date of this lease) providing security reception cleaning and maintenance staff for the Building;

9.1.18

any other service or amenity that the Landlord may in its reasonable discretion provide for the benefit of the tenants and occupiers of the Building, provided that the Tenant actually benefits from such service.

9.1.19	Any replacement, rebuilding or renewal of items listed in this Clause 9 shall be undertaken by the Landlord only where such items are beyond economic repair.

9.2	The “Service Costs” are the total of:

9.2.1	The whole of the costs of:

9.2.1.1	providing the Services;

9.2.1.2	the supply and removal of electricity, gas, water, sewage and other utilities to and from the Building (where the Tenant does not otherwise obtain such supplies to the Premises itself);

9.2.1.3

complying with the recommendations and requirements of the insurers of the Building (insofar as those recommendations are reasonable and those recommendations and requirements relate to the Common Parts);

9.2.1.4

complying with all laws relating to the Common Parts, their use and any works carried out at them, and relating to the use of all conducting media, machinery and equipment at or serving the Common Parts and to any materials kept at or disposed of from the Common Parts;

9.2.1.5	complying with the Third Party Rights insofar as they relate to the Common Parts; and

9.2.1.6

taking any steps (including proceedings) that the Landlord reasonably considers necessary to prevent or remove any encroachment over the Common Parts or to prevent the acquisition of any right over the Common Parts (or the Building as a whole) or to remove any obstruction to the flow of light or air to the Common Parts (or the Building as a whole);

9.2.2	the reasonable and proper costs, fees and disbursements of:

9.2.2.1

managing agents employed by the Landlord for the carrying out and provision of the Services or, where managing agents are not employed, a management fee for the carrying out and provision of the Services of 10% of the cost of the Services; and

9.2.2.2	accountants employed by the Landlord to prepare and audit the service charge accounts;

9.2.3

the costs of the salaries and employer costs (including pension, welfare and insurance contributions) and uniforms of any security reception cleaning and maintenance staff for the Building and of all equipment and supplies needed for the proper performance of their duties;

9.2.4

all rates, taxes, impositions and outgoings payable in respect of the Common Parts, their use and any works carried out on them (other than any taxes payable by the Landlord in connection with any dealing with or disposition of its reversionary interest in the Building); and

9.2.5	any VAT payable by the Landlord in respect of any of the items mentioned above except to the extent that the Landlord obtains credit for such VAT under the VATA 1994.

9.3	The Landlord shall, acting reasonably and in the interests of good estate management:

9.3.1	supply the Services in an efficient manner at all appropriate times;

9.3.2	repair the Common Parts;

9.3.3	provide heating and (if provided as at the date of this lease) air-conditioning to the internal areas of the Common Parts during such periods of the year as the Landlord considers appropriate;

9.3.4	provide electricity and water to the Premises;

9.3.5	keep the internal areas of the Common Parts clean, and to clean the outside of the windows of the Building as often as the Landlord considers appropriate;

9.3.6	keep the internal areas of the Common Parts reasonably well lit;

9.3.7	supply hot and cold water, soap, paper, towels and other supplies for the lavatories on the Common Parts; and

9.3.8	keep the Lifts in reasonable working order.

9.4

The Landlord may, but shall not be obliged to, provide any of the other Services not listed in Clause 9.3, provided that the Tenant’s use and enjoyment of the Premises is not materially impaired. The Landlord shall not be obliged to carry out any works where the need for those works has arisen by reason of any damage or destruction by a risk against which the Superior Landlord is not obliged to insure.

9.5	The Landlord shall not be obliged to provide any of the Services outside the Permitted Hours.

9.6	The Landlord shall not be liable for:

9.6.1	any interruption in, or disruption to, the provision of any of the Services for any reason that is outside the reasonable and foreseeable control of the Landlord; or

9.6.2

any absence or insufficiency of any of the Services or where there is any breakdown or defect in any conducting media, except where due to the negligence of the Landlord and provided that the Landlord seeks to make good the breakdown or defect.

9.7	Service charge exclusions

9.7.1	The following costs shall be expressly excluded from the Service Charge:

(a)	Costs arising from any damage or destruction to the Building caused by an Insured Risk or an Uninsured Risk, or repair costs recovered by the Landlord under third party warranties or guarantees.

(b)

Capital costs of the construction, alteration or extension of the Building, save for alterations made to the Common Parts or structure of the Building (other than any such alterations made in the last year of the Term).

(c)

Costs of upgrading, innovation or improvement resulting from any repair, maintenance, reinstatement, rebuilding or replacement, but this will not prevent the Landlord including costs within the Service Charge where they arise:

(i)	where an item is to be replaced by way of repair and the replacement is broadly the modern day or up-to-date equivalent of what was there previously;

(ii)	where the Landlord considers replacement to be more economical than repair (and the Landlord is entitled to take into consideration the medium/long-term benefits of replacement);

(iii)	where an item has to be replaced or installed to comply with any Act or the requirements of the Insurers; or

(iv)	where replacement or renewal is reasonable and cost-effective and will reduce operating costs for the benefit of the tenants of the Lettable Units.

(d)	Costs of any unlet Lettable Unit.

(e)	Rent collection costs.

(f)	Costs incurred in dealing with any lettings or rent reviews at the Building.

(g)	Unrecovered costs due from another tenant of the Building.

(h)

Costs incurred in respect of any disposal of the Landlord’s interest in the Building, including the costs of advertising and promotional or publicity activities relating to any proposed dealing with the Landlord’s interest in the Building.

9.8

Before or as soon as possible after the start of each Service Charge Year, the Landlord shall prepare and send the Tenant an estimate of the Service Costs for that Service Charge Year and a statement of the estimated Service Charge for that Service Charge Year.

9.9	The Tenant shall pay the estimated Service Charge for each Service Charge Year in four equal instalments on each of the Rent Payment Dates.

9.10

In relation to the Service Charge Year current at the date of this Lease, the Tenant’s obligations to pay the estimated Service Charge and the actual Service Charge shall be limited to an apportioned part of those amounts, such apportioned part to be calculated on a daily basis for the period from and including the date of this Lease to the end of the Service Charge Year. The estimated Service Charge for which the Tenant is liable shall be paid in equal instalments on the date of this Lease and the remaining Rent Payment Dates during the period from and including the date of this Lease until the end of the Service Charge Year.

9.11

As soon as reasonably practicable after the end of each Service Charge Year, the Landlord shall prepare and send to the Tenant a certificate showing the Service Costs and the Service Charge for that Service Charge Year.

9.12

If any cost relating to any Services actually provided to and benefitting the Tenant is omitted from the calculation of the Service Charge in any Service Charge Year, the Landlord shall be entitled to include it in the estimate and certificate of the Service Charge in any following Service Charge Year. Otherwise, and except in the case of fraud or wilful or manifest error, the Service Charge certificate shall be conclusive as to all matters of fact to which it refers.

9.13

If, in respect of any Service Charge Year, the Landlord’s estimate of the Service Charge is less than the Service Charge, the Tenant shall pay the difference within 14 days of receipt of written demand. If, in respect of any Service Charge Year, the Landlord’s estimate of the Service Charge is more than the Service Charge, the Landlord shall credit the difference against the Tenant’s next instalment of the estimated Service Charge (and where the difference exceeds the next instalment then the balance of the difference shall be credited against each succeeding instalment until it is fully credited), and if such reconciliation occurs after the end of the Contractual Term, the Landlord shall, as soon within 14 days of the production of such reconciliation, pay to the Tenant the equivalent amount that the Tenant paid in excess of the actual Service Costs incurred.

10	Guarantee and Indemnity

10.1	The provisions of the Schedule 4 apply.

10.2

If an Act of Insolvency occurs in relation to a guarantor, or if any guarantor (being an individual) dies or becomes incapable of managing his affairs the Tenant shall, if the Landlord requests, procure that a person of standing acceptable to the Landlord, within 10 days of that request, enters into a replacement or additional guarantee and indemnity of the tenant covenants of this Lease in the same form as that entered into by the former guarantor.

10.3	Clause 10.2 shall not apply in the case of a person who is guarantor by reason of having entered into an authorised guarantee agreement.

10.4

For so long as any guarantor remains liable to the Landlord, the Tenant shall, if the Landlord requests, procure that that guarantor joins in any consent or approval required under this Lease and consents to any variation of the tenant covenants of this Lease.

This Lease has been entered into as a deed on the date stated at the beginning of it.

SCHEDULE 1

Part 1 – Rights Granted

The following rights are granted to the Tenant in common with the Landlord, the Superior Landlord and all others similarly entitled:

1

Passage of water soil gas electricity and other services through the Conduits now existing or to be constructed during the Term passing in through over or under adjoining land and serving the Premises and which do not form part of the Premises.

2

(In case of emergency only) to pass on foot only across the courtyard shown edged green on plan 2 attached to the Head Lease (the Courtyard) in order to exit through the gates of the Courtyard and from there to the public highway for the purpose of emergency egress from the Premises.

3	To use the Courtyard for general recreational use in common with the Landlord and the owners and occupiers of the adjoining land with access onto the Courtyard and those authorised by them.

4	To pass and re-pass at all times on foot only across the Courtyard between the doorways marked “X” and “Y” on plan 1 attached to the Head Lease.

5	To use the lifts stairs and corridors forming part of the Common Parts for the purposes of access to and egress from the Premises.

6	Right to put refuse in any refuse bins allocated on the Common Parts.

7	Right to display the name and logo of the Tenant on a sign or noticeboard provided by the Landlord in the entrance hall of the Building in a form and manner approved by the Landlord.

8	Right to use the lavatories in the Common Parts.

9	Right to support and protection from the Common Parts to the extent that the Common Parts provide support and protection to the Premises at the date of this Lease.

Part 2—The Rights Reserved

The following rights are reserved to the Landlord and the Superior Landlord and all other persons authorised by the Landlord or the Superior Landlord or otherwise entitled to such rights:

1.	the rights reserved by the Superior Lease insofar as they relate to the Premises.

2.

the right to use and to connect into conducting media at, but not forming part of, the Premises which are in existence at the date of this Lease or which are installed or constructed during the Contractual Term; the right to install and construct conducting media at the Premises to serve any part of the Building (whether or not such conducting media also serve the Premises); and the right to re-route any conducting media mentioned in this clause;

3.

the right to erect scaffolding at the Premises or the Building and attach it to any part of the Premises or the Building in connection with any of the rights reserved pursuant to this Part 2 where reasonable prior written notice has been given to the Tenant and provided that the Tenant’s access to and egress from, the Premises is not materially adversely affected;

4.	the right to attach any structure, fixture or fitting to the boundary of the Premises in connection with any of the rights reserved pursuant to this Part 2;

5.	the right to re-route any means of access to or egress from the Premises or the Building and to change the areas over which the rights mentioned paragraph 5 of Schedule 1 are exercised;

6.	the right to re-route and replace any conducting media over which the rights mentioned paragraph 1 of Schedule 1 are exercised.

7.	The Landlord reserves the right to enter the Premises:

7.1	to repair, maintain, install, construct, re-route or replace any conducting media or structure relating to any of the rights reserved pursuant to this Part 2;

7.2	to carry out any works to any other Lettable Unit; and

7.3	for any other purpose mentioned in or connected with:

7.3.1	this Lease;

7.3.2	the rights reserved pursuant to this Part 2; and

7.3.3	the Landlord’s interest in the Premises and/or the Building.

7.5

The Tenant shall allow all those entitled to exercise any right to enter the Premises, to do so with their workers, contractors, agents and professional advisors, and to enter the Premises at any reasonable time (where reasonably practicable during usual business hours) and, except in the case of an emergency, after having given reasonable prior written notice to the Tenant.

7.6	The Landlord shall promptly make good all damage caused to the Premises or its contents by the exercise of such rights.

Part 3

Matters to which this lease is subject

1.

The matters mentioned in the Property and Charges Register of Title Number EGL440236 as of 15 February 2018 timed at 12:26:09 insofar as they affect or relate to the Premises or the exercise of rights granted by this Lease save for any financial charges.

2.	Deed of Covenant dated 31 May 2002 and made between (2) National Car Parks Limited and (2) J.F. Miller Properties Limited.

3.	Agreement dated 4 July 2000 and made between (1) London Borough of Hackney and (2) the Tenant pursuant to s.106 of Town & Country Planning Act 1990.

4.	The Superior Lease.

SCHEDULE 2—The Rent and Rent Review

1	Definitions

For all purposes of this schedule the terms defined in this paragraph have the meanings specified

1.1 An	arbitrator

References to an arbitrator are references to a person appointed by agreement between the Landlord and the Tenant or, in the absence of agreement within 14 days of one of them giving notice to the other of his nomination nominated by the President on the application of either made no earlier than 6 months before the review date or at any time thereafter to determine the rent under this schedule.

1.2	The Assumptions

The Assumptions means:

1.2.1 the assumption that no work has been carried out on the Premises during or prior to the Term by the Tenant that has diminished the rental value of the Premises other than work carried out in compliance with clause 3.8.2.1.

1.2.2 the assumption that if the Premises have been destroyed or damaged they have been fully rebuilt or reinstated.

1.2.3 the assumption that the covenants contained in this Lease on the part of the Tenant have been fully performed and observed.

1.2.4 the assumption that the Premises are available to let by a willing landlord to a willing tenant in the open market by one lease (‘the Hypothetical Lease’) without a premium being paid by either party and with vacant possession.

1.2.5 the assumption that the Premises have already been fitted out and equipped by and at the expense of the incoming tenant so that they are capable of being used by the incoming tenant from the beginning of the Hypothetical Lease for all purposes required by the incoming tenant that would be permitted under this Lease.

1.2.6 the assumption that the Hypothetical Lease contains the same terms as this Lease, except the amount of the Initial Rent, and except any rent free or concessionary period allowed to the Tenant for fitting out the Premises for its occupation and use at the commencement of the Term and including the provisions for rent review on the 5th anniversary of the term commencement date of the Hypothetical Lease.

1.2.7 the assumption that the term of the Hypothetical Lease is equal in length to the Contractual Term and that such terms begins on the Review Date, that the rent commences to be payable on that date and that the years during which the tenant covenants to decorate the Premises are at the same intervals after the beginning of the terms of the Hypothetical Lease as those specified in this Lease.

1.2.8 the assumption that every prospective willing landlord and willing tenant is able to recover VAT in full.

1.3	The Disregards

The Disregards means:

1.3.1 disregard of any effect on rent of the fact that the Tenant, his subtenants or their predecessors in title or any lawful occupier have been in occupation of the Premises or any part of them;

1.3.2 disregard of any goodwill attached to the Premises by reason of the carrying on at the Premises of the business of the Tenant, its undertenants or their respective predecessors in title in their respective business;

1.3.3 disregard of any increase in value of the Premises attributable to the existence at the review date to any alteration or improvement (and for the avoidance of doubt the expressions “alteration” and “improvement” shall include fitting-out works and similar alterations) to the Premises or any part of them carried out otherwise that in pursuance of an obligation to the Landlord or his predecessors in title.

1.3.3 disregard of the taxable status of the Landlord or the Tenant for the purposes of VAT.

1.4	The President

The President means the President for the time being of the Royal Institution of Chartered Surveyors or any person authorised by him to make appointments on this behalf.

1.5	The review period

References to the review period are references to the period beginning on the Review Date and ending on the expiry of the Lease.

1.6	Ascertaining the Rent

1.6.1	The Rent

Until the Review Date the Rent is to be the Initial Rent and thereafter the Rent is to be a sum equal to the greater of the sum of £132,468.80 per annum or the Open Market Rent to be determined in accordance with clause 1.6.3 of this Schedule.

1.6.2	Agreement of the Rent

Six months before each review date, time not being of the essence, the Landlord and Tenant must explore the possibility of open negotiations with a view to reaching a written agreement as to the Rent for the review period and the Rent for that period may be agreed at any time or, in the absence of agreement, is to be determined by an arbitrator not earlier that the review date. The Rent for the review period may be agreed at any time or, in the absence of agreement, is to be determined by an arbitrator not earlier that the review date.

1.6.3	Open market rent

The sum to be determined by the arbitrator must be the sum at which he decides the Premises might reasonably be expected to be let in the open market at the Review Date making the Assumptions but disregarding Disregards.

1.6.4	Conduct of the arbitration

The arbitration must be conducted in accordance with the Arbitration Act 1996, except that if an arbitrator dies or declines to act the President may on the application of either the Landlord or the Tenant appoint another in his place.

1.6.5	Memoranda of agreement

Whenever the Rent has been ascertained in accordance with this schedule, memoranda to that effect must be signed by or on behalf of the Landlord and the Tenant, and annexed to this document and its counterpart and the Landlord and the Tenant must bear their own costs in this respect.

1.6.6	Reimbursement of costs

If, on publication of the arbitrator’s award, the Landlord or the Tenant pays all his fees and expenses, the paying party may, in default of payment within 21 days of a demand to that effect, recover such proportion of them, if any, as the arbitrator awards against the other in the case of the Landlord as rent arrears or in the case of the Tenant by deduction from the Rent.

1.7	Payment of the Rent as ascertained

1.7.1	Where the Rent is not ascertained by a Review Date

If the Rent payable during the review period has not be ascertained by the Review Date, then rent is to continue to be payable at the rate previously payable, such payments being on account of the Rent for that review period.

1.7.2	Where the Review Date is not a quarter day

If the Rent for the review period is ascertained by the Review Date but that date is not a quarter day then the Tenant must pay to the Landlord on the Review Date the difference between the Rent due for that quarter and the Rent already paid for it.

1.7.3	Back-payment where review delayed

If the Rent payable during the review period has not been ascertained by the Review Date, then the Tenant must pay to the Landlord, within 7 days of the date on which the Rent is agreed or the arbitrator’s award is received by him, any shortfall between the Rent that would have been paid for that period had it been ascertained on or before the Review Date and the payments made by the Tenant on account and any VAT payable thereon, and interest, at 4% a year below the Interest Rate in respect of each instalment of rent due on or after that Review Date on the amount by which the instalment of the Rent that would have been paid had it been ascertained exceeds the amount paid by the Tenant on account, the interest to be payable for their period from the date on which the instalment was due up to the date of payment of the shortfall.

1.8	Effect of counter-inflation provisions

If at any review date a statute prevents restricts or modifies the Landlord’s right either to review the Rent in accordance with this Lease or to recover any increase in the Rent then the Landlord may, when the restriction or modification is removed, relaxed or varied – without prejudice to his rights, if any, to recover any rent the payment of which has only been deferred by statue on giving not less than 1 month’s nor more than 3 months’ notice to the Tenant at any time within 6 months of the restriction or modification being removed, relaxed or varied time being of the essence, require the Tenant to proceed with the review of the Rent that has been prevented or to review the Rent further where the Landlord’s right was restricted or modified. The date of expiry of the notice is to be treated as a Review Date provided that nothing in this paragraph is to be construed as varying the review date. The Landlord may recover any increase in the Rent with effect from the earliest date permitted by law.

SCHEDULE 3—The Office Covenants

1	Use

The Tenant must use the Premises for the Permitted Use only.

2	Security

The Tenant must not leave the Premises continuously unoccupied for a period of one month or longer.

3	Discharges

The Tenant must not discharge any oil, grease or other deleterious matter, or any substance that might be or become a source of danger or injury to the drainage system, into any of the Conduits.

4	Window cleaning

The Tenant must clean the insides of all windows and window frames forming part of the Premises as often as reasonably necessary.

5	Noise

The Tenant must not play or use in the Premises any musical instrument, audio or other equipment or apparatus that produces sound that may be heard outside the Premises if the Landlord and/or the Superior Landlord in their absolute discretions considers such sounds to be undesirable and gives notice to the Tenant to that effect.

6	Ceiling and floor loading

6.1	Heavy items

The Tenant must not bring onto or permit to remain on the Premises any safes, machinery, goods or other articles that will or may strain or damage the Premises or any part of them, save for any items approved by the Landlord.

6.2	Protection of ceilings

The Tenant must not suspend anything from any ceiling on the Premises that will or may damage the Premises or any part of them.

7	Machinery

7.1	Noisy machinery

The Tenant must not install or use (save where otherwise consented to by the Landlord under this Lease) in or on the Premises any machinery or apparatus that will cause noise or vibration that can be heard or felt in nearby premises or outside the Premises or that may cause damage.

7.2	Maintenance of machinery

In order to avoid damage to the Premises, the Tenant must keep all machinery and equipment on the Premises (‘the Machinery’) properly maintained and in reasonable working order and for that purpose must employ reputable contractors to carry out reasonable, periodic inspection and maintenance of the Machinery.

7.3	Renewal of parts

The Tenant must renew all working and other parts of the Machinery when beyond economic repair.

7.4	Operation

The Tenant must ensure by directions to his staff and otherwise that the Machinery is properly operated.

8	Signs

The Tenant must at all times display and maintain at a point on the Premises to be specified in writing by the Landlord, a suitable sign, of a size and kind first approved by the Landlord (acting reasonably), showing the Tenant’s trading name and business.

SCHEDULE 4—The Authorised Guarantee Agreement

THIS GUARANTEE is made the              day of              BETWEEN:

(1)	(name of outgoing tenant) [of (address) (or) the registered office of which is at (address)] [Company Registration no ...] (‘the Guarantor’), and

(2)	(name of landlord) [of (address) (or) the registered office of which is at (address)] [Company Registration no ...] (‘the Landlord’).

NOW THIS DEED WITNESSES as follows:

1	Definitions and interpretation

For all purposes of this guarantee:

1.1	‘the Assignee’ means (name of incoming tenant) [Company Registration no ...],

1.2	words importing one gender include all other genders, words importing the singular include the plural and vice versa,

1.3	the clause headings do not form part of this document and are not to be taken into account in its construction or interpretation, (amend if marginal notes are used instead of headings)

1.4	unless expressly stated to the contrary, the expression ‘this guarantee’ includes any document supplemental to or collateral with this document or entered into in accordance with this document,

1.5

if any party to this guarantee at any time comprises two or more persons, obligations expressed or implied to be made by or with that party are deemed to be made by or with the persons comprising that party jointly and severally,

1.6

‘the Lease’ means the [lease (or) sublease] of the Premises dated (date) and made between (1) [the Landlord (or) (name of original landlord)] and (2) [the Guarantor (or) (name of original tenant)] for the Term, and includes all or any deeds and documents supplemental to that lease whether or not expressed to be so,

1.7	‘the Liability Period’ means the period during which the Assignee is bound by the tenant covenants of the Lease,

1.8	‘the 1995 Act’ means the Landlord and Tenant (Covenants) Act 1995 [and all statutes, regulations and orders included by virtue of clause 1.11],

1.9	‘the Premises’ means the property demised by the Lease,

1.10	any reference in this guarantee to a clause without further designation shall be construed as a reference to the clause of this document so numbered,

1.11

unless expressly stated to the contrary, any reference to a specific statute includes any statutory extension or modification, amendment or re-enactment of that statute and any regulations or orders made under it, and any general reference to a statute includes any regulations or orders made under that statute,

1.12	‘the Term’ means the term of years created by the Lease, and

1.13	‘tenant covenants’ and ‘authorised guarantee agreement’ have the same meaning as is given by section 28(1) of the 1995 Act.

2	Recitals

2.1

This guarantee is supplemental to the Lease by which the Premises were let for the Term subject to the payment of the [rent (or if additional payments are reserved as rent by the lease) rents] reserved by and the performance and observance of the covenants on the tenant’s part and the conditions contained in the Lease.

2.2	The immediate reversion to the Lease [remains (or as appropriate) is now] vested in the Landlord and the unexpired residue of the Term [remains (or as appropriate) is now] vested in the Tenant.

2.3	By clause (number) of the Lease, the Landlord’s consent to an assignment of the Lease is required.

2.4	The Landlord has agreed to give consent to assignment of the Lease to the Assignee on condition that the Guarantor enters into this guarantee.

2.5	This guarantee is intended to take effect only when the Lease is assigned to the Assignee.

2.6	This guarantee is intended to be an authorised guarantee agreement within the meaning of the 1995 Act.

The COMMON SEAL of MOORFIELDS EYE HOSPITAL NHS FOUNDATION TRUST was hereunto affixed in the presence of:

Authorised Signatory

Authorised Signatory

EXECUTED as a DEED by MEIRAGTX UK II LIMITED acting by:

Director

Director/Secretary